     As filed with the Securities and Exchange Commission on August 14, 1998.
                                                 Registration No. 333-

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------


                                    FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933


                                 --------------

                            QUAKER STATE CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                           25-0742820
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

 225 EAST JOHN CARPENTER FREEWAY
          IRVING, TEXAS                                         75062
(Address of Principal Executive Offices)                     (Zip Code)

                     NON-EMPLOYEE DIRECTORS RESTRICTED STOCK
                            (Full title of the plan)

                                 --------------

                              PAUL E. KONNEY, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            QUAKER STATE CORPORATION
                         225 EAST JOHN CARPENTER FREEWAY
                               IRVING, TEXAS 75062
                                 (972) 868-0400
            (Name, address and telephone number of agent for service)

                                 --------------

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
           Title of                                                 Proposed             Proposed
          securities                           Amount                maximum              maximum            Amount of
             to be                              to be            offering price          aggregate         registration
          registered                         registered             per share         offering price            fee
-------------------------------------------------------------------------------------------------------------------------
Capital Stock, par value
     $1.00 per share...................        2    shs.(1)      $ 14.6875 (2)            $29.375            $  .01 (3)
                                             ------              ----------               ---------          ------
Rights to purchase Capital
     Stock.............................        (4)                    (4)                    (4)               (4)
=========================================================================================================================



(1) The Prospectus constituting a part of this Registration Statement also relates to 65,383 shares of Capital Stock of the registrant registered under Registration Statement No. 333-53465.



(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and 457(c) on the basis of the average of the high and low sale prices for the Capital Stock as reported in the New York Stock Exchange Composite Transactions Listing for August 13, 1998, as quoted in The Wall Street Journal.



(3) A registration fee of $342.97 was paid in connection with the registration of a total of 65,383 shares of Capital Stock of the registrant pursuant to Rule 457 on Registration Statement No. 333-53465.



(4) Such number of Rights as are associated with the shares of Capital Stock registered hereby from time to time pursuant to the terms of the registrant's Stockholder Rights Plan. Initially the Rights are attached to and trade with the shares of Capital Stock. Pursuant to Rule 457, no additional registration fee is required for the Rights.


================================================================================


     The Prospectus included herein also relates to 65,383 shares of Capital Stock of the registrant previously registered under Registration Statement on Form S-8 No. 333-53465.

PROSPECTUS

                            QUAKER STATE CORPORATION

                         65,385 SHARES OF CAPITAL STOCK


     This Prospectus relates to the offering by the selling stockholders identified herein (the "Selling Stockholders") of up to an aggregate of 65,385 shares of capital stock, par value $1.00 per share (the "Capital Stock"), of Quaker State Corporation, a Delaware corporation (the "Company"). The shares of Capital Stock offered hereby (the "Offered Securities") were awarded on May 15, 1998, by the Company's stockholders. See "Selling Stockholders" and "Plan of Distribution" for information relating to the Selling Stockholders and this offering. This Prospectus is the amended and restated Prospectus for 65,383 shares registered on Form S-8 registration no. 333-53465, filed on May 22, 1998.



     The Offered Securities may be sold from time to time pursuant to this Prospectus by the Selling Stockholders. The Offered Securities may be sold by the Selling Stockholders in ordinary brokerage transactions, in transactions in which brokers solicit purchases, in negotiated transactions, or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. See "Plan of Distribution." The distribution of the Offered Securities is not subject to any underwriting agreement. The Company will receive no part of the proceeds of sales from the offering by the Selling Stockholders. All expenses of registration incurred in connection with this offering are being borne by the Company. None of the additional Offered Securities have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.



     The Capital Stock is traded on the New York Stock Exchange ("NYSE") and the Pacific Exchange under the symbol "KSF." On August 13, 1998, the last reported sale price of the Capital Stock on the NYSE was $14.75 per share.


                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                             ---------------------


                 The date of this Prospectus is August 14, 1998

                             AVAILABLE INFORMATION


     The Company is subject to the information requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC, which can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60611. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. These reports, proxy statements and other information may also be obtained without charge from the web site that the SEC maintains at http://www.sec.gov. These reports, proxy statements and other information also may be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005 and at the offices of the Pacific Exchange at 301 Pine Street, San Francisco, California 94104.


     This Prospectus constitutes a part of a Registration Statement on Form S-8 (together with all amendments, the "Registration Statement") that the Company has filed with the SEC under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the Capital Stock, reference is made to the Registration Statement and to the exhibits thereto. Statements contained herein concerning the provisions of certain documents are not necessarily complete, and in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by that reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed by the Company with the SEC and are incorporated by reference into this Prospectus, and shall be deemed to be a part hereof:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;


     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;



     (3) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;



     (4) The Company's Current Report on Form 8-K/A-2 dated October 10, 1996;



     (5) The Company's Current Report on Form 8-K dated November 3, 1997;



     (6) The Company's Current Report on Form 8-K dated April 14, 1998;



     (7) The Company's Registration Statement on Form 8-A/A filed with the Commission on April 21, 1998; and



     (8) The description of the Company's Capital Stock contained in the section entitled "Description of Capital Stock" contained in the Company's Current Report on Form 8-K filed with the Commission on November 12, 1996, including any amendment or report filed for the purpose of updating such description.


     All documents filed by the Company pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

     The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this Prospectus, other than exhibits to the documents (unless the exhibits are specifically incorporated by reference into the documents). Written or telephone request for the copies should be directed to Assistant Secretary, Quaker State Corporation, 225 E. John Carpenter Freeway, Irving, Texas 75062, and its telephone number at those offices is (972) 868-0433.


                                  THE COMPANY

     Quaker State Corporation is a leading marketer of branded and private label lubricants, lubricant services and consumer branded automotive aftermarket products. The Company, a Delaware corporation formed in 1931, has its principal executive offices at 225 E. John Carpenter Freeway, Irving, Texas 75062. Its telephone number is (972) 868-0400.

                           FORWARD LOOKING STATEMENTS

     From time to time, the Company may make statements which constitute or contain "forward-looking" information as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. The Company cautions investors that any such forward-looking statements made by the Company are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements. The following are some of the factors that could cause actual results to differ materially from estimates contained in the Company's forward-looking statements:

     - The pattern of the Company's sales, including variations in sales volume within periods and sales to significant customers, which makes forward-looking statements about sales and earnings difficult and may result in the variance of actual results from those contained in statements made at any time prior to any given period's close;

     - The Company's ability to develop, produce and market new and innovative products and services on which future operating results depend. There are a number of risks inherent in these activities, including technological changes, manufacturing facility capacity, availability of raw materials and critical manufacturing equipment, changing customer needs and competitive reactions;

     - Vigorous competition within the Company's product markets, including pricing and promotional, advertising or other activities in order to preserve or gain market share in any segment, the timing and intensity of which cannot be foreseen;

     - Global or regional economic factors and potential changes in laws and regulations affecting the Company's various businesses in over 75 countries around the world, including changes in product mix, currency exchange rate fluctuations, changes in monetary policy and tariffs, and federal, state and international laws regulating the environment, which could impact the Company's financial condition and results of operations;

     - The market price of the Capital Stock or other securities of the Company, which could be subject to fluctuation in response to quarterly variations in operating results, changes in analysts' earnings estimates, market conditions, press releases issued by the Company, and general economic conditions and other factors external to the Company, thereby affecting the availability of capital to the Company;

     - The impact of special charges resulting from ongoing evaluation of business strategies, asset valuations and organizational and corporate structures, and the implementation of restructuring plans, including new computer and logistics systems;

     - The costs, effects and liabilities associated with legal, regulatory or administrative proceedings and any required remedial action, anticipated or unanticipated;

     - Real estate costs and the Company's ability to negotiate effectively based on competitive factors, which could cause the number of new Q Lube facilities to differ from the number projected and could affect expenses in other segments; and

     - Significant competitive pricing pressures and intense competition for qualified, skilled employees, which could affect profitability, productivity and/or expenses.

                              SELLING STOCKHOLDERS


     The following table sets forth the name of the Selling Stockholders and (i) the number of shares of Capital Stock owned by the Selling Stockholders as of August 11, 1998, unless otherwise noted, (ii) the maximum number of shares of Capital Stock which may be offered for the account of the Selling Stockholders under this Prospectus, and (iii) the amount and percentage of Capital Stock to be owned by the Selling Stockholders after the completion of this offering assuming the sale of all the Capital Stock which may be offered hereunder.



                                                                                AMOUNT AND PERCENTAGE
                                                                               OF CAPITAL STOCK OWNED
                                                                                 AFTER THE OFFERING
                                            PRIOR TO        WHICH MAY BE      -------------------------
          SELLING STOCKHOLDERS             OFFERING(1)     SOLD HEREUNDER     AMOUNT(1)      PERCENTAGE
          --------------------             -----------     --------------     ---------      ----------
Leonard M. Carroll.......................     10,933(2)         7,360(5)        10,933(2)       *
Laurel Cutler............................      5,000(2)         8,623(5)         5,000(2)       *
C. Frederick Fetterolf...................     13,198(2)(3)      9,800(5)        13,198(2)(3)    *
Thomas A. Gardner........................      9,327(2)         9,846            9,327(2)       *
F. William Grube.........................     23,000(2)(4)      7,294(5)        23,000(2)(4)    *
Forrest R. Haselton......................     10,181(2)         6,004(5)        10,181(2)       *
Raymond A. Ross, Jr......................      8,100(2)         7,713(5)         8,100(2)       *
Lorne R. Waxlax..........................     28,066(2)         8,745(5)        28,066(2)       *
                                             -------           ------          -------         ------
          Total..........................    107,805           65,385          107,805          *


---------------

  * Less than 1%


(1) The non-employee directors have sole voting power and sole investment power with respect to all shares set forth in the table except as indicated in the footnotes that follow.



(2) Includes shares which may be acquired by the following persons upon the exercise of stock options which are presently exercisable or become exercisable within 60 days after August 11, 1998; Mr. Carroll, 4,000; Ms. Cutler, 4,000; Mr. Fetterolf, 4,000; Dr. Gardner, 4,000; Mr. Grube, 3,000; Mr. Haselton, 3,000; Mr. Ross, 4,000; Mr. Waxlax, 3,000 and as a group, 29,000 shares subject to option.



(3) Includes 20,000 shares held jointly by Mr. Grube and his spouse.



(4) Includes 6,198 shares of deferred Capital Stock held by the 1996 Benefits Protection Trust Trustee for the benefit of Mr. Fetterolf under the 1996 Directors' Fee Plan, as of August 11, 1998. Mr. Fetterolf has no investment power with respect to these shares.



(5) Shares are being issued with a restrictive legend, restrictions lapse on the earlier of a change of control of the Company (as defined in the restricted share agreement) or on the earliest retirement date for such director, as specified below: Mr. Carroll, May 1, 2004; Ms. Cutler, May 1, 1999; Mr. Fetterolf, May 1, 1999; Mr. Grube, May 1, 2005; Mr. Haselton, May 1, 2006; Mr. Ross, May 1, 2002; and Mr. Waxlax, May 1, 2001.

                              PLAN OF DISTRIBUTION


     The Offered Securities may not be sold until such time as the restrictions have lapsed. The Offered Securities may thereafter be sold from time to time directly by the Selling Stockholders. The Offered Securities may also be sold by the Selling Stockholders in (a) ordinary brokerage transactions and in transactions in which brokers solicit purchasers, (b) sales to a broker or dealer as principal and resales by such broker or dealer for its own account pursuant to this Prospectus or (c) in a combination of such methods of sale, at market prices and other terms prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Offered Securities may be sold on any national securities exchange or automated interdealer quotation system on which shares of Capital Stock are then listed, through negotiated transactions or otherwise. Brokers, dealers and agents who participate in the sale of the Offered Securities may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or purchasers of the Offered Securities for whom they may act as agent. The Selling Stockholders and any brokers, dealers or agents that participate in the distribution of the Offered Securities might be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such Offered Securities and any discounts, commissions or concessions received by any such brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offer of any of the Offered Securities is made by the Selling Stockholders, to the extent required pursuant to the Securities Act, a supplement to this Prospectus will be distributed which describes the method of sale in greater detail. In addition, any Offered Securities which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.


     The Selling Stockholders will pay their costs and expenses of selling the shares of Capital Stock offered hereunder, including commissions and discounts of underwriters, brokers, dealers or agents, and the Company will pay the costs and expenses incident to its registration and qualification of the Capital Stock offered hereby, including registration and filing fees.

     The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of shares of Capital Stock against certain liabilities, including liabilities under the Securities Act.

     There can be no assurance that the Selling Stockholders will sell any or all of the shares of Capital Stock offered by them hereunder.

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Offered Securities by the Selling Stockholders.

                                 LEGAL MATTERS

     The validity of the Capital Stock offered hereby has been passed upon for the Company by Vinson & Elkins L.L.P., Dallas, Texas.

                                    EXPERTS


     The consolidated financial statements and related schedule of the Company included in the Company's annual report on Form 10-K for the year ended December 31, 1997, incorporated by reference herein and in the Registration Statement have been audited by PricewaterhouseCoopers LLP, independent accountants, to the extent and for the periods indicated in their reports, and have been incorporated by reference herein and in the Registration Statement in reliance upon the authority of that firm as experts in accounting and auditing.

------------------------------------------------------
------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             ---------------------

                               TABLE OF CONTENTS


Available Information....................   2
Incorporation of Certain Information by
  Reference..............................   2
The Company..............................   3
Forward Looking Statements...............   3
Selling Stockholders.....................   4
Plan of Distribution.....................   4
Use of Proceeds..........................   5
Legal Matters............................   5
Experts..................................   5


------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------


                                 65,385 SHARES


                            QUAKER STATE CORPORATION

                                 CAPITAL STOCK
                              --------------------

                                   PROSPECTUS
                              --------------------


                                AUGUST 14, 1998

------------------------------------------------------
------------------------------------------------------

                                    PART II.
                             INFORMATION REQUIRED IN
                             REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         There are incorporated herein by reference the following documents filed by the registrant with the Securities and Exchange Commission (File No. 1-2677):

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

                  (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

                  (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;

                  (d) The Company's Current Report on Form 8-K/A-2 dated October 10, 1996;

                  (e) The Company's Current Report on Form 8-K dated November 3, 1997;

                  (f) The Company's Current Report on Form 8-K dated April 14, 1998;

                  (g) The Company's Registration Statement on Form 8-A/A filed with the Commission on April 21, 1998; and

                  (h) The description of the Company's Capital Stock contained in the section entitled "Description of Capital Stock" contained in the Company's Current Report on Form 8-K filed with the Commission on November 12, 1996, including any amendment or report filed for the purpose of updating such description.


         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the filing of the annual report on Form 10-K referred to in (a) above and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents, except that the information included in any document in response to paragraphs (i), (k) or (l) of Item 402 of Regulation S-K is not incorporated by reference in this registration statement.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Certificate of Incorporation of the Company provides that, to the fullest extent that the law of the State of Delaware, as the same exists or may hereafter be amended, permits elimination of the personal liability of directors, no director of the Company shall be personally liable to the Company or to its stockholders for monetary damages for breach of fiduciary duty as a director. The DGCL permits a corporation's certificate of incorporation to provide that no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of his or her fiduciary duty as a director; provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of a director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

         The Certificate of Incorporation of the Company also provides, in general, that the Company shall indemnify its officers and directors against reasonable expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Company or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the Company or by reason of the fact that such person is or was serving at the request of the Company as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity, except as prohibited by law. Section 145 of the DGCL provides, in general, that each director and officer of a corporation may be indemnified against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he or she is involved by reason of the fact the he or she is or was a director or officer if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. If the legal proceeding, however, is by or in the right of the corporation, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless a court determines otherwise.

         In addition, the Certificate of Incorporation of the Company provides that the Company may purchase and maintain insurance to protect itself and any director or officer entitled to indemnification pursuant to the Certificate of Incorporation. Accordingly, the Company carries directors and officers liability coverage which is subject to certain limitations and exclusions.

         The Company has entered into an Indemnification and Insurance Agreement with each of its directors (the "Indemnification and Insurance Agreements"). These agreements provide that the Company must, within 30 days of a request, indemnify an officer or director for liabilities incurred to the fullest extent permitted by the DGCL. The Company must, within two days of a request, indemnify an officer or director for expenses incurred in the defense of a claim or other proceeding. The obligation of the Company to provide the indemnification does not apply if, before the date on which the Company must provide the indemnification, the Company's board of directors, or a representative chosen by the board of directors, concludes that indemnification would be improper under the DGCL. It is the position of the Commission that indemnification of directors and officers for liability under the Securities Act is against public policy and unenforceable pursuant to Section 14 of the Securities Act.

         The preceding discussion of the registrant's Certificate of Incorporation, Section 145 of the DGCL, and the Indemnification and Insurance Agreements is not intended to be exhaustive and is qualified in its entirety by the Certificate of Incorporation, Section 145 of the DGCL and the Indemnification and Insurance Agreements.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed as part of this registration statement:


EXHIBIT
  NO.                              DOCUMENT
-------                            --------
  4.1            Composite Certificate of Incorporation of the registrant
                 containing amendments through May 16, 1997, filed as Exhibit 3 to the registrant's Quarterly Report on Form 10-Q for the
                 quarter ended June 30, 1997, and incorporated herein by
                 reference.

  4.2            Bylaws of the registrant, as amended and restated effective May
                 15, 1998 filed as Exhibit 4.2 to the registrant's Registration
                 Statement on Form S-8, Registration No. 333-53465, and incorporated herein by reference.

  4.3 Rights Agreement, dated as of September 28, 1995, between the registrant and Mellon Securities Trust Company, as Rights
                 Agent, filed as Exhibit 1 to the registrant's Current Report on Form 8-K dated October 20, 1995, and incorporated herein by reference.

  4.3(i)         Amendment No. 1 to Rights Agreement, filed as Exhibit 2 to Form
                 8-A/A-1, filed on April 21, 1998, and incorporated herein by reference.

  5.1* Opinion of Vinson & Elkins L.L.P. as to the legality of the shares of Capital Stock being registered, filed herewith.

 10.1 Form of Non-Employee Director Restricted Stock Agreement, filed as Exhibit 10.1 to the registrant's Registration Statement on Form S-8, filed May 22, 1998, Registration No. 333-53465, and incorporated herein by reference.

 23.1* Consent of Vinson & Elkins L.L.P., included in Exhibit 5.1, filed herewith.

 23.2*           Consent of PricewaterhouseCoopers LLP, filed herewith.

 24.1* Power of Attorney (set forth on page II-8 of the registration statement).

-----------

     * Filed herewith.

ITEM 9.  UNDERTAKINGS.

         (a)   Rule 415 offering.

               The undersigned registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                              (i) To include any prospectus required by
                     section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

                             (ii) To reflect in the prospectus any facts or
                     events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                            (iii) To include any material information with
                     respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") that are incorporated by reference in the registration statement;

                     (2) That, for the purpose of determining any liability
               under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                     (3) To remove from registration by means of a
               post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings incorporating subsequent Exchange Act documents by reference.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h)   Commission opinion regarding indemnification.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on August 13, 1998.


                            QUAKER STATE CORPORATION


                            By: /s/ Herbert M. Baum
                                ------------------------------
                                (Herbert M. Baum)
                                Chairman of the Board and
                                Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Quaker State Corporation, hereby severally constitute Conrad A. Conrad and Paul E. Konney, and each of them singly, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities and on the date indicated.


                  Name                                        Title                     Date
    /s/ HERBERT M. BAUM                          Chairman of the Board, Chief           8/13/98
--------------------------------------           Executive Officer and Director
        (Herbert M. Baum)                        (Principal Executive Officer)

    /s/ CONRAD A. CONRAD                         Vice Chairman, Chief Financial         8/13/98
--------------------------------------           Officer and Director (Principal
         (Conrad A. Conrad)                      Financial Officer)

    /s/ KEITH S. KRZEMINSKI                      Vice President and Controller          8/13/98
--------------------------------------           (Principal Accounting Officer)
         (Keith S. Krzeminski)

         Name                                    Title                                  Date
  /s/   JOHN D. BARR                             Director                               8/13/98
--------------------------------------
       (John D. Barr)


  /s/  LEONARD M. CARROLL                        Director                               8/13/98
--------------------------------------
       (Leonard M. Carroll)


 /s/   J. TAYLOR CRANDALL                        Director                               8/13/98
--------------------------------------
      (J. Taylor Crandall)


  /s/   LAUREL CUTLER                            Director                               8/13/98
--------------------------------------
       (Laurel Cutler)


   /s/ C. FREDERICK FETTEROLF                    Director                               8/13/98
--------------------------------------
        (C. Frederick Fetterolf)


  /s/  F. WILLIAM GRUBE                          Director                               8/13/98
--------------------------------------
       (F. William Grube)


  /s/  FORREST R. HASELTON                       Director                               8/13/98
--------------------------------------
       (Forrest R. Haselton)


  /s/  KENNETH LEE                               Director                               8/13/98
--------------------------------------
       (Kenneth Lee)


  /s/  L. DAVID MYATT                            Director                               8/13/98
--------------------------------------
       (L. David Myatt)


  /s/  RAYMOND A. ROSS, JR.                      Director                               8/13/98
--------------------------------------
       (Raymond A. Ross, Jr.)


  /s/    LORNE R. WAXLAX                         Director                               8/13/98
--------------------------------------
       (Lorne R. Waxlax)

                            QUAKER STATE CORPORATION

                     NON-EMPLOYEE DIRECTORS RESTRICTED STOCK

                                 --------------

                             REGISTRATION STATEMENT
                                   ON FORM S-8

                                 --------------

                                  EXHIBIT INDEX
                    (PURSUANT TO ITEM 601 OF REGULATION S-K)


EXHIBIT
  NO.                              DOCUMENT
--------                           --------
  4.1            Composite Certificate of Incorporation of the registrant
                 containing amendments through May 16, 1997, filed as Exhibit 3 to the registrant's Quarterly Report on Form 10-Q for the
                 quarter ended June 30, 1997, and incorporated herein by
                 reference.

  4.2            Bylaws of the registrant, as amended and restated effective May
                 15, 1998 filed as Exhibit 4.2 to the registrant's Registration
                 Statement on Form S-8, Registration No. 333-53465, and incorporated herein by reference.

  4.3 Rights Agreement, dated as of September 28, 1995, between the registrant and Mellon Securities Trust Company, as Rights
                 Agent, filed as Exhibit 1 to the registrant's Current Report on Form 8-K dated October 20, 1995, and incorporated herein by reference.

  4.3(i)         Amendment No. 1 to Rights Agreement, filed as Exhibit 2 to Form
                 8-A/A-1, filed on April 21, 1998, and incorporated herein by reference.

  5.1* Opinion of Vinson & Elkins L.L.P. as to the legality of the shares of Capital Stock being registered, filed herewith.

 10.1 Form of Non-Employee Director Restricted Stock Agreement, filed as Exhibit 10.1 to the registrant's Registration
                 Statement on Form S-8, filed May 22, 1998, Registration
                 No. 333-53465, and incorporated herein by reference.

 23.1* Consent of Vinson & Elkins L.L.P., included in Exhibit 5.1, filed herewith.

 23.2*           Consent of PricewaterhouseCoopers LLP, filed herewith.

 24.1* Power of Attorney (set forth on page II-8 of the registration statement).

-----------

     * Filed herewith.